                                                                    EXHIBIT 4.03

                      PREFERRED STOCK PURCHASE AGREEMENT
                                      BY
                                      AND
                                     AMONG
                            TSI INTERNATIONAL LTD.,
                     WARBURG, PINCUS CAPITAL COMPANY, L.P.
                                      AND
                            VANGUARD ATLANTIC LTD.

                      PREFERRED STOCK PURCHASE AGREEMENT

          This Preferred Stock Purchase Agreement (the Agreement"), dated as of the 1st day of June, 1989, by and among TSI International Ltd., a Connecticut corporation (the "Company"), Vanguard Atlantic Ltd., a Connecticut corporation ("Vanguard") and Warburg, Pincus Capital Company, L.P., a Delaware limited partnership ("Warburg") (Vanguard and Warburg being sometimes hereinafter referred to singly as an "Investor" and together as the "Investors").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company desires to issue and sell to the Investors shares of Series A Preferred Stock of the Company (the "Preferred Shares"); and

          WHEREAS, the Investors desire to purchase the Preferred Shares from the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1.   Definitions; Purchase and Sale of Preferred Shares.
               --------------------------------------------------

               1.1.   Definitions.  Certain terms as used in this Agreement are
                      -----------
defined in Section 14 hereof and reference is hereby made to such Section.

               1.2.   Authorization and Designation of Preferred Shares.  On or
                      -------------------------------------------------
before the Closing Date (as hereinafter defined), the Company shall (a) cause to be approved by the holders of at least two-thirds (2/3) of the presently outstanding shares of each class of its capital stock and filed with the Secretary of State of Connecticut a certificate of amendment (the "Certificate of Amendment") to the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B, which will increase the number of authorized shares of Common Stock, reclassify and convert the Class A Common Stock, Class B Common Stock and Class C Common Stock as Common Stock, without preemptive rights as provided in Section 33-343 of the Connecticut Stock Corporation Act, and authorize the creation of the Preferred Shares and

(b) cause to be approved by its Board of Directors and filed with the Secretary of State of Connecticut a certificate of amendment to the Certificate of Incorporation of the Company (the "Certificate of Designations"), in the form attached hereto as Exhibit C, pursuant to which the Company will be authorized to issue the Preferred Shares having the designations, preferences, and relative, participating, optional and other special rights set forth in the Certificate of Designations.

               1.3.   Sale of Preferred Shares.  Subject to the terms and
                      ------------------------
conditions hereof, on the Closing Date the Company hereby agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, the number of Preferred Shares set forth opposite such Investor's name on Exhibit A hereto.

               1.4.   Purchase Price.  The purchase price to be paid by the
                      --------------
Investors for the Preferred Shares is $13.39 per share. The purchase price will be payable on the Closing Date: (a) by Warburg, by wire transfer of funds or delivery to the Company of a cashier's check in the amount of $3,682,250 and (b) by Vanguard, by delivery to the Company of the Company's Promissory Note, dated April 30, 1986, issued to Vanguard in the original principal amount of $800,000, which has accrued interest as of the close of business on May 31, 1989 equal to $5,312.33, $300,002.95 of which principal and accrued interest is being used to purchase Preferred Shares.

               1.5.   Closing Date.  The closing of the transactions
                      ------------
contemplated by this Agreement (the "Closing") shall take place at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York, at 10:00 A.M. local time on June 2, 1989, or on such other date or time as shall be mutually agreed to by the parties to this Agreement (the "Closing Date").

          2.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
hereby represents and warrants to the Investors as follows:

               2.1.   Organization.  The Company is a corporation duly
                      ------------
organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease. Except as set forth on Schedule 2.1 attached hereto, the Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary and where failure to so qualify would have a material, adverse effect on the business or operations of the Company, which jurisdictions are set forth on
Schedule 2.1 attached hereto.

               2.2.   Charter Documents.  The Company has heretofore delivered
                      -----------------
to counsel for the Investors true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws, each as in full force and effect on the date hereof. Except as set forth on Schedule 2.2, there will be no changes made to such Certificate of Incorporation or By-Laws between the date hereof and the Closing Date, except as contemplated by Exhibits B and C hereto.

               2.3.   Capitalization.  As of the Closing Date, the Company's
                      --------------
authorized capitalization will consist of: 3,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 939,250 of which will be outstanding and 60,650 of which will be subject to outstanding options; and 750,000 shares of Preferred Stock, par value $.01 per share, 550,000 of which have been designated Series A Convertible Preferred Stock and none of which will be outstanding until issuance pursuant hereto. All outstanding shares of stock of the Company are validly issued, fully paid and non-assessable. The issuance of the Preferred Shares and of the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares as contemplated by this Agreement with the exception of certain post-issuance filing requirements with Federal and state securities commissions, including without limitation filing of a Form D with the Securities and Exchange Commission. A true and complete list of the holders of all issued and outstanding equity securities (including options, warrants or other rights to purchase equity securities), of the Company on the date hereof, including the number of securities owned by or issuable to each such holder, is set forth on Schedule
2.3 attached hereto. No shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Certificate of Designations. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.3 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

               2.4.   Ordinary Course of Business.  Except as set forth on
                      ---------------------------
Schedule 2.4 attached hereto, since March 31, 1989, the Company has not and, from the date hereof to the Closing Date, it will not have:

                      (a) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) in excess of $10,000 individually, except expenses incurred in the ordinary course of business;

                      (b) paid any obligations or liabilities in excess of $10,000 individually, other than current liabilities paid in the ordinary course of business;

                      (c) declared or made any payment or distribution in cash, securities or property to its shareholders or purchased or redeemed any shares of its capital stock;

                      (d) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any material portion of its properties or assets;

                      (e) sold, assigned or transferred any material portion of its assets except software and technology licenses in the ordinary course of business;

                      (f) suffered any extraordinary losses in excess of $10,000 individually or waived any rights of material value;

                      (g) made any capital expenditures or commitments therefor in excess of $10,000 individually except in the ordinary course of business; or

                      (h) entered into any material agreement or other transaction other than in the ordinary course of business.

               2.5.   Compliance with Other Instruments.  To the Company's best
                      ---------------------------------
knowledge, the Company is not in material default in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it is bound. The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a material breach of or material default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company;
(ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination;

(v) require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject other than the consents of People's Bank ("People's") pursuant to Section 5.02 of the Loan and Security Agreement, dated as of February 18, 1987, by and between People's and the Company and Section 5.02 of the Loan and Security Agreement, dated as of August 4, 1987, by and between People's and the Company.

               2.6.   Authorization. The Company has the full corporate power
                      -------------
and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms; except as such enforceability may be limited by: (a) the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally; (b) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies; or (c) the enforceability of the indemnification provisions of Section 8.4. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               2.7.   Taxes. Except as set forth on Schedule 2.7 attached
                      -----
hereto, the Company has filed all necessary federal, state, local and foreign tax returns and reports and all taxes, fees, assessments and governmental charges of any nature shown by such returns to be due and payable have been paid, except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles. There is no tax deficiency which has been asserted against the Company which would materially adversely affect the business or operations, or proposed business or operations, of the Company. The Company has not been, and is not now being, audited by any federal, state, local or foreign tax authorities. The Company has made all required deposits for taxes applicable to the current tax year. To the best of the Company's knowledge, all tax returns and reports of the Company were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company.

               2.8.   Litigation.  Except as set forth on Schedule 2.8 attached
                      ----------
hereto, there is not now pending, and to the best knowledge of the Company there is not threatened in writing, any litigation, action, suit or proceeding: (i) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (ii) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his employment with any of such person's former employers. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having any material adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

               2.9.   Properties.  Except as set forth on Schedule 2.9 attached
                      ----------
hereto, the Company has good and marketable title to all of the properties and assets it purports to own, and a good and valid leasehold interest in all property it has leased, whether such property is real or personal, free and clear of all material liens, charges, encumbrances or restrictions of any nature whatsoever. The Company owns or leases all such properties as are necessary in any material respect to its operations as now conducted and such properties are in good operating condition and repair in all material respects.

               2.10.  Compliance with Law.  The Company is in compliance in all
                      -------------------
material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.

               2.11.  Trademarks. The Company owns or possesses sufficient
                      ----------
rights to all patents, trademarks, service marks, trade names or copyrights necessary for its business as now conducted and as proposed to be conducted. The business of the Company does not, and will not cause the Company to, violate any patent, trademark, service mark, trade name, trade secret, copyright, license or proprietary interest of any other person. The Company possesses sufficient rights to all proprietary technology necessary for the conduct of its business, both as proposed to be and as presently conducted.

               2.12.  Subsidiaries. Except as set forth on Schedule 2.12
                      ------------
attached hereto, the Company does not have any investment or other ownership interest in any other corporation, joint venture, general partnership, limited partnership or other business entity.

               2.13.  Registration Rights. Except as to the rights granted to
                      -------------------
the Investors in this Agreement, there are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company.

               2.14.  Contracts and Commitments. Except as set forth on Schedule
                      -------------------------
2.14 attached hereto, the Company is not a party to or bound by any agreements which obligate any person, including, without limitation, the Company, to make payments in the case of each agreement in an amount exceeding $50,000 in the current year, in any future year or in the immediately preceding fiscal year or which are otherwise material to the conduct and operation of its business or proposed business and its properties and assets, including, without limitation, all loan agreements, leases, purchase commitments, royalty agreements, distribution agreements, license agreements, employment and consulting agreements and employee benefit plans and arrangements to which the Company is a party or by which it is bound. Schedule 2.14 also lists all material agreements, written or oral, or formal, written proposals therefor, between the Company and any of its officers, directors, employees or shareholders, except for standard agreements regarding cash or stock compensation. All of the foregoing agreements are legal, valid and binding obligations of the Company and, to the best of the Company's knowledge, of each of the other parties thereto, enforceable in accordance with their respective terms; except as such enforceability may be limited by: (a) the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally; or (b) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies. To the best of the Company's knowledge, all such agreements are in full force and effect in all material respects and there is no material default under any of such agreements.

               2.15.  Outstanding Indebtedness.  Except as reflected in the
                      ------------------------
financial statements referred to in Section 2.22 hereof or as set forth on Schedules 2.4, 2.8 and 2.14 attached hereto, the Company does not have (a) any liability or obligation of any nature in excess of $10,000, whether accrued, absolute, contingent or otherwise, and whether direct, indirect, due or to become due which would be required to be described in financial statements prepared in accordance with generally accepted accounting principles, consistently applied; (b) any power of attorney outstanding, nor any other agreement of agency, whether as principal or agent, nor has it any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker or otherwise in respect of the obligation of any person; or (c) any liability to any officer, director, shareholder or employee of the Company for money borrowed by the Company.

               2.16.  Conflicting Aqreements. To the best knowledge of the
                      ----------------------
Company, no officer or other employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person, which adversely affects, or in the future may adversely affect, the business, or the proposed business, of the Company.

               2.17.  Disclosure. To the best of the Company's knowledge,
                      ----------
neither this Agreement nor any of the schedules or exhibits hereto, nor the Business Plan dated January 1989 (the "Business Plan") copies of which have been delivered to the Investors, read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There exists no fact or circumstance which, to the knowledge of the Company, materially adversely affects or will materially adversely affect the business, properties or assets, or condition, financial or otherwise, of the Company, both at the present and as proposed, except as set forth herein, in the schedules or exhibits hereto or in the Business Plan.

               2.18.  Representations and Warranties True on Closing Date.  The
                      ---------------------------------------------------
representations and warranties of the Company contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto will be true and correct in all material respects at the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout this Agreement except as affected by the transactions expressly contemplated by this Agreement.

               2.19.  Compliance with the Securities Act. All securities of the
                      ----------------------------------
Company heretofore sold and issued by it were sold and issued in compliance with all applicable Federal and state securities laws. Based upon the representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act.

               2.20.  Pension Plans. Except as set forth on Schedule 2.20
                      -------------
attached hereto, the Company does not have any pension, health, retirement, profit sharing, bonus, stock purchase, stock option, severance or similar employee benefit plans or obligations subject to the Employee Retirement Income Security Act of 1974, and does not have any other stock purchase or stock option plans.

               2.21.  Insurance. The Company maintains valid policies of
                      ---------
workers' compensation insurance and such insurance with respect to its properties and business of the kinds and in the amounts as set forth on Schedule
2.21 attached hereto. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Such policies are valid and enforceable in accordance with their terms and are in full force and effect. The Company is not in material default with respect to any provision contained in any such policy and has not materially failed to give any notice or present any claim under any such policy in due and timely fashion.

There are no outstanding unpaid claims under any such policy. The Company has not received notice of, nor has it knowledge of, any inaccuracy in any application for such policies, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. The Company has not canceled or terminated any insurance policy listed on Schedule 2.21, nor has any insurance company canceled or terminated any such insurance policy of the Company.

               2.22.  Financial Statements. Attached hereto as Exhibit E are the
                      --------------------
audited balance sheets of the Company at April 30, 1987, and April 30, 1988, and the related statements of income and retained earnings and changes in financial position, including the notes thereto, of the Company for the periods then ended, and the unaudited balance sheet of the Company at March 31, 1989 and the related statements of income for the period then ended. The financial statements referred to above have been prepared in conformity with generally accepted accounting principles consistently applied subject in the case of the interim statements to normal year-end audit adjustments, and each balance sheet fairly presents the financial condition of the Company as of its date and each statement of income fairly presents the results of operations of the Company for the period covered thereby.

          3.   Representations, Warranties and Covenants of the Investors.  Each
               ----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows:

               3.1. Investment Intent. Each Investor is acquiring the Preferred
                    -----------------
Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares and on each certificate representing the Conversion Shares:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR MESSRS. STROOCK & STROOCK & LAVAN OR OTHER

          COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

               3.2.   Restricted Securities.  Each Investor understands that the
                      ---------------------
Preferred Shares (and any Conversion Shares) will not be registered at the Closing under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Each Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

          Each Investor understands that the Preferred Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares (or the Conversion Shares) or an available exemption from registration under the Securities Act, the Preferred Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

          4.   Affirmative Covenants of the Company.  The Company covenants and
               ------------------------------------
agrees with each Qualified Investor that as long as any Preferred Shares are issued and outstanding:

               4.1.   Accounting System. It will maintain a system of accounting
                      -----------------
established and administered in accordance with generally accepted accounting principles consistently applied.

               4.2.   Periodic Reports; Budgets.
                      -------------------------
                      (a) It will furnish to each Qualified Investor as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company, audited financial statements of the Company, including an audited balance sheet as at the end of such fiscal year and audited statements of income and retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year and for the budget for the fiscal year just completed (provided, however, that information as to the budgeted figures will not be audited), all of which will fairly present the financial condition of the Company at the date shown and the results of its operations for the period then ended. Such financial statements shall be accompanied by the report thereon of nationally recognized independent public accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Company will use its best efforts to conduct its business so that such report of the independent public accountants will not contain any qualifications as to the scope of the audit, the continuance of the Company, or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur.

                      (b) It will furnish to each Qualified Investor, as soon as practicable and in any event within 30 days after the end of each calendar month, a monthly report of the Company consisting of an unaudited balance sheet as at the end of such month and an unaudited statement of income and statement of cash flows for such month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year and for the budget. All such reports shall be certified to by the chief financial officer of the Company to fairly present the financial condition of the Company at the date shown and the results of its operations for the period then ended and to have been prepared in accordance with generally accepted accounting principles for interim financial information consistently applied except for normal year end adjustments. The reports for each calendar month shall include a narrative discussion prepared by the Company describing the business and operations of the Company during the preceding calendar month.

                      (c) It will furnish to its Board of Directors as early as practicable prior to the end of each fiscal year of the Company for its approval, and promptly after obtaining such approval will furnish to each Qualified Investor, an annual Business Plan for the Company as approved by the Company's Board of Directors for (i) the succeeding fiscal year, containing projections of profit and loss and cash flow for each month of such fiscal year and ending balance sheets for each quarter of such fiscal year, and (ii) the succeeding two fiscal years, containing projections of profit and loss, cash flow and ending balance sheets for each of such years. Promptly upon preparation thereof, the Company will furnish to each such holder any other budgets that the Company may prepare and provide to the Board of Directors generally and any revisions of such previously furnished budgets.

                      (d) It will furnish to each Qualified Investor, promptly after receipt, each audit response letter, accountant's management letter and other reports submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company.

               4.3.   Certificates of Compliance. Concurrently with the
                      --------------------------
furnishing of the reports pursuant to Sections 4.2(a) and 4.2(b) hereof, it will furnish to each recipient a certificate of an officer stating that the Company is not in material default under, and has not materially breached, this Agreement, or if any such default or breach exists, specifying the nature thereof and what actions the Company has taken and proposes to take with respect thereto. Concurrently with the furnishing of the reports pursuant to Section 4.2(a) hereof, the Company will cause to be furnished to each Qualified Investor a statement of the independent public accountants of the Company to the effect that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any default hereunder exists or, if such is not the case, specifying such default or possible default and the nature thereof. The Company covenants that promptly after the occurrence of any material default hereunder or any material default under or breach of any material agreement, it will deliver to its Board of Directors a certificate of an officer specifying in detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto.

               4.4.   Other Reports and Inspection. It will furnish to each
                      ----------------------------
Qualified Investor, as soon as practicable after issuance, copies of any financial statements or reports prepared by the Company for and furnished to its stockholders or the Commission. It will furnish promptly to each Qualified Investor such other documents, reports and financial data as such holder may reasonably request to the extent such data is readily available. It will, upon reasonable prior notice, make available to each such holder or such holder's representatives or designees during normal business hours (a) all assets, properties and business records of the Company for inspection and copying and (b) the directors, officers and employees of the Company for interviews concerning the business, affairs and finances of the Company.

               4.5.   Insurance.  It will maintain valid policies of worker's
                      ---------
compensation insurance and such other insurance with financially sound insurers with respect to its properties and business of the kinds and in amounts similar to those listed on Schedule 2.21 attached hereto. The activities and operations of the Company will be conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

               4.6.   Licenses. It will obtain and keep in full force and effect
                      --------
all licenses, permits and other authorizations from governmental authorities which shall be necessary to the conduct of its business.

               4.7.   Material Changes.  It will promptly advise each Qualified
                      ----------------
Investor of any litigation or governmental proceeding pending or, to the best knowledge of the Company, threatened in writing against the Company or against any officer or key employee of the Company.

               4.8.   Compliance with Law. It will comply in all material
                      -------------------
respects with all applicable statutes, rules and regulations of the United States, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the Company, and will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business in all material respects.

               4.9.   Agreements with Employees.  The Company will cause all key
                      -------------------------
employees of the Company to enter into the Company's standard form of confidentiality agreement, the form of which has been furnished to counsel to the Investors.

          4.10.   Board of Directors.  Commencing on the Closing Date, the
                  ------------------
Company shall use its best efforts to have its Board of Directors consist of seven persons, two of whom shall be designees of Warburg (or its Affiliates and Associates), two of whom shall be designees of Vanguard, one of whom shall be the chief executive officer of the Company, one of whom shall be a designee of XIST LTD. (or its Affiliates or Associates) and one of whom shall be a person not employed by the Company mutually agreeable to the Qualified Investors and management of the Company. Each of the Investors (so long as no Event of Default, as defined in the Certificate of Designations, has occurred and is continuing) and Vanguard and XIST LTD. agree to vote their shares of Common Stock of the Company to effectuate the election of the persons nominated as directors in accordance with the foregoing provisions. Unless otherwise agreed to by the Investors, the Company covenants that at all times its By-Laws will contain provisions authorizing no more than seven directors (subject to increase upon the occurrence of an Event of Default, as defined in the Certificate of Designations) and indemnifying its directors to the fullest extent permitted under applicable law. The Board of Directors shall hold regular meetings at least once every three months.

          4.11.   Reservation of Common Stock.  The Company shall reserve and
                  ---------------------------
keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares).

          4.12.   Compensation and Audit Committees.  The Company will promptly
                  ---------------------------------
after the Closing Date establish and thereafter at all times maintain a Compensation Committee and an Audit Committee of the Board of Directors of the Company. At least a majority of the members of each such committee shall consist of directors who are not members of management of the Company. The Compensation Committee shall make recommendations t the Board of Directors regarding all matters of compensation for the officers of the Company and stock options for employees of the Company.

          4.13.   Agreements with Shareholders.  Until the Company shall have
                  ----------------------------
completed its initial Public Offering, all persons who are or who become shareholders of the Company shall enter into an agreement, substantially in the form of Exhibit D hereto, pursuant to which such shareholders shall agree: (a) that for a period beginning with the effective date of the Company's initial Public Offering and ending at least 150 days after such effective date such shareholders will not, directly or indirectly, sell, offer to sell or otherwise dispose of securities of the Company other than securities which are included and sold in such initial Public Offering without permission from a representative of the underwriters; and (b) to grant to the Company and then to the holders of 10% or more of the Company's outstanding shares of Common Stock on a fully diluted basis (assuming conversion of Preferred Shares and exercise of all outstanding options) a right of first refusal with respect to any securities of the Company which such shareholders propose to sell or otherwise dispose of.

          4.14.   Conflicting Agreements.  The Company will not enter into any
                  ----------------------
agreement which, by its terms, would restrict the performance of the Company's obligations under this Agreement, the Certificate of Designations or any of the other agreements attached as exhibits hereto, including, but not limited to, registration rights or the payment of dividends on, or the redemption, voting or conversion of, the Preferred Shares.

          4.15.   Key Person Insurance.  The Company shall obtain, as soon as
                  --------------------
practicable following the Closing, a key person life and disability insurance policy with respect to Constance Galley, which life insurance policy shall be in the amount of $1,000,000 and which disability insurance policy shall be in such amount as shall be reasonably acceptable to the Investors. Such policy shall name the Company as beneficiary. The Company shall take such action as shall be necessary in order to obtain and to maintain, at its sole cost and expense, such policy.

     5.   Negative Covenants of the Company. The Company covenants and agrees
          ---------------------------------
with the Qualified Investors that, without the prior approval of at least a majority of the Company's Board of Directors:

          5.1.    Merger; Sale of Assets.  The Company will not become a party
                  ----------------------
to any merger or consolidation, or sell, lease or otherwise dispose of any material portion of its assets, other than sales and leases of assets and licenses of software and technology in the ordinary course of business and other than the replacement of outmoded or damaged equipment with new equipment. The Company will not voluntarily dissolve, liquidate or wind up the Company or carry out any partial liquidation of the Company.

          5.2.    Business. The Company will not engage in any business other
                  --------
than as set forth in the Business Plan.

          5.3.   Stock Repurchases.  Except as provided in this Agreement or in
                 -----------------
the Certificate of Designations, the Company will not purchase or redeem any shares of its capital stock other than pursuant to agreements with officers or employees of the Company relating to repurchase of stock after termination of employment.

          5.4.   Dividends.  Except for payment of dividends or the Preferred
                 ---------
Shares, the Company will not declare or pay any dividend or make any distribution in cash or property to the shareholders of the Company.

          5.5.   Indebtedness.  The Company will not create, incur or assume or
                 ------------
otherwise become or remain liable with respect to Indebtedness to be incurred in any one year or make or commit to make capital expenditures in any one year in excess of $100,000.

          5.6.   Amendments.  The Company will not amend its Certificate of
                 ----------
Incorporation or By-Laws. In addition to the negative covenants contained in Sections 5.1 through 5.5 above, the Company and the Investors agree that, without the prior approval of the holders of a majority of the Preferred Shares then outstanding, the Company will not (a) authorize, create or issue any series or shares of capital stock senior or pari passu to the Preferred Shares, or adopt or otherwise institute any stock option or stock purchase plan for, or otherwise issue any stock options to, employees, consultants or directors of the Company except that the Company may authorize and issue options, stock purchases, stock bonuses or similar arrangements (collectively, the "Options") for employees, directors or consultants to purchase up to 68,750 shares of Common Stock; provided, however, that nothing contained
                                  --------  -------
herein will limit the Company's ability to resell any shares from time to time contained in the treasury of the Company or (b) take any action which would materially alter or adversely affect the rights of the holders of Preferred Shares.

          5.7.   Affiliate Transactions.  The Company will not engage in any
                 ----------------------
transaction with, nor enter into any contract, agreement or other arrangement providing for, the rental of real or personal property from, or otherwise requiring payments to, any officer, director or shareholder of the Company or any Affiliate or Associate of such persons or entities, except for employment arrangements travel advances and similar arrangements entered into in the ordinary course of business.

     6.   Conditions to Obligations of the Company.  The obligations of the
          ----------------------------------------
Company under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Company:

          6.1.   Representations and Warranties.  All of the representations and
                 ------------------------------
warranties of the Investors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date.

          6.2.   Consideration.  The purchase price set forth in Section 1.4
                 -------------
hereof to be paid on the Closing Date shall be paid by the Investors to the Company.

          6.3.   Articles Amended.  The Certificate of Amendment, substantially
                 ----------------
in the form attached hereto as Exhibit B, and the Certificate of Designations, substantially in the form attached hereto as Exhibit C, will have been filed with the Secretary of State of the State of Connecticut.

     7.   Conditions to Obligations of the Investors. The obligations of the
          ------------------------------------------
Investors to fulfill their obligations under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Investors:

          7.1.   Representations and Warranties.  All of the representations and
                 ------------------------------
warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, except as affected by the transactions specifically contemplated by this Agreement.

          7.2.   Performance of Covenants.  All of the covenants and agreements
                 ------------------------
of the Company contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all respects to the satisfaction of the Investors.

          7.3.   Opinion of Counsel to the Company.  On the Closing Date, the
                 ---------------------------------
Investors shall have received an opinion of counsel to the Company, Fenwick, Davis & West, addressed to the Investors, substantially in the form attached hereto as Exhibit F.

          7.4.   Officer's and Other Certificates.  The Company shall have
                 --------------------------------
delivered to each Investor the following:

                 (a) an officer's certificate, dated the Closing Date, stating that the conditions specified in Sections 7.1, 7.2, 7.5, 7.7, 7.10 and 7.11 have been satisfied;

                 (b) incumbency certificates for the officers of the Company executing this Agreement or any documents delivered in connection with this Agreement;

                 (c) copies of the resolutions adopted by the Company's Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Certificate of Amendment and Certificate of Designations, certified to by the Secretary of the Company as being in full force and effect on the Closing Date;

                 (d) a certified copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of Connecticut;

                 (e) a certificate, dated as of a recent date, of the Secretary of State of Connecticut attesting as to the good standing of and the payment of taxes by the Company in such State;

                 (f) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor on the Closing Date;

                 (g) a certified copy of the Certificate of Designations, as filed with the Secretary of State of Connecticut;

                 (h) a copy of the Company's By-laws, certified to by the Secretary of the Company as being in full force and effect on the Closing Date;

                 (i) a certified copy of the Certificate of Amendment, as filed with the Secretary of State of Connecticut; and

                 (j) such other certificates or documents as such Investor or its counsel may reasonably request relating to the transactions contemplated hereby.

          7.5.   Legal Action.  There shall not have been instituted or
                 ------------
threatened any legal proceeding seeking to prohibit or threaten the consummation of the transactions contemplated by this Agreement. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

          7.6.   Review.  Prior to the Closing Date, each Investor shall have
                 ------
completed its due diligence and business review of the Company and the results of such review shall be satisfactory to such Investor in its sole discretion.

          7.7.   Agreement.  The agreement referred to in Section 4.13 shall
                 ---------
have been entered into and shall be satisfactory to the Investors.

          7.8.   Adverse Change.  There shall have been no material adverse
                 --------------
change in the business, property or condition, financial or otherwise, of the Company.

          7.9.   Warburg Purchase.  Warburg shall have acquired, pursuant to
                 ----------------
agreements substantially in the forms attached hereto as Exhibit G (a) 150,000 shares of Common Stock owned by XIST LTD. for a purchase price of $13.39 per share and (b) an option to acquire an additional 50,000 shares of Common Stock owned by XIST LTD. at an exercise price of $15.39 per share.

          7.10.   Vanguard Debt.  Any indebtedness of the Company to Vanguard
                  -------------
which shall not have been converted into Preferred Shares shall have been paid in full and Vanguard shall have delivered to the Company executed Forms UCC-2 to release all security interests currently filed with respect to such indebtedness.

          7.11.   Conversion of Common Stock.  All outstanding shares of Class A
                  --------------------------
Common Stock, Class B Common Stock and Class C Common Stock shall have been converted into an equal number of shares of Common Stock, without class designation.

          7.12.   Termination of Covenants.  Sections 7.1, 7.3, 7.4.1, 7.5, 7.6
                  ------------------------
and 7.7 of that certain Asset Purchase Agreement dated as of April 11, 1985, as amended, among Vanguard Atlantic Financial Corp., TSI International Ltd. (then known as Vanguard Atlantic Operations Ltd.), Vanguard Atlantic Properties, Inc., XIST Ltd. (then known as TSI International Ltd.) and TSI Software International, B.V. shall have been waived in their entirety insofar as such sections relate to the Company or its stock.

     8.   Registration Rights.
          -------------------

          8.1.    Required Registration.  If at any time following the third
                  ---------------------
anniversary of the Closing Date the holders of at least 50% of the Registrable Securities shall decide to sell or otherwise dispose of Registrable Securities of the Company then owned by such holders, such holders may give written notice to the Company of the proposed disposition, specifying the number of Registrable Securities so to be sold or disposed of (which must include at least 50% of the Registrable Securities) and requesting that the Company prepare and file a registration statement under the Securities Act covering such Registrable Securities. The Company shall, within 10 days thereafter, give written notice to the other holders of Registrable Securities of such request and each of the other holders shall have the option, for a period of 10 days after receipt by it of such notice from the Company, to include its Registrable Securities in such registration statement. The Company shall use its best efforts to cause an appropriate registration statement (the "Registration Statement") covering such Registrable Securities to be filed with the Commission and to become effective as soon as reasonably practicable and to remain effective until the completion of the distribution of the Registrable Securities to be offered or sold but not longer than 90 days after effectiveness of the Registration Statement. (The holders whose Registrable Securities are included in a Registration Statement are hereinafter referred to as the "Selling Investors"). The Company shall not be obligated to file more than two Registration Statements pursuant to the foregoing provisions of this Section
8.1. The Company shall bear all of the Costs and Expenses of the two Registration Statements. In addition to the foregoing and without regard to there first having been filed either of the two Registration Statements provided for in the foregoing provisions of this Section 8.1, the holders of Registrable Securities will be entitled to demand an unlimited number of Registration Statements on Form S-3 or any successor form allowing substantial incorporation by reference to Securities Exchange Act reports filed by the Company, but only if the Company is eligible to use Form S-3 or such successor Form, at such holders' Cost and Expense, provided however, that at least $500,000 in aggregate sales price less underwriters discounts and commissions of Registrable Securities are proposed to be sold pursuant thereto and no more than one such Registration Statement is demanded in any twelve month period of time. A demand for registration under this Section 8.1 will not count as such until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 80% of the Registrable Securities included in such Registration Statement; provided, however, that if the initiating holders withdraw a request for registration before the Registration Statement becomes effective, then the initiating holders at their option either shall (i) bear the Costs and Expenses thereof pro rata on the basis of the number of shares requested to be included therein or (ii) have such Registration Statement applied to and counted as one of the two Registration Statements for which the Company has agreed to bear the Costs and Expenses.

          8.2.   Procedure for Registration.  In connection with the filing of a
                 --------------------------
Registration Statement pursuant to Section 8.1 hereof, and in supplementation and not in limitation of the provisions hereof, the Company shall:

                 (a) Notify the Selling Investors as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of said Registration Statement;

                 (b) Notify the Selling Investors, promptly after the Company shall receive notice thereof, of the time when said Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

                 (c) Notify the Selling Investors promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                 (d) Prepare and promptly file with the Commission and promptly notify the Selling Investors of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, prepare and file with the Commission, promptly upon the Selling Investors' written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                 (e) Prepare, promptly upon request of the Selling Investors or any underwriters for the Selling Investors, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

                 (f) Advise the Selling Investors promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                 (g) Use its best efforts to qualify, as soon as reasonably practicable, the Registrable Securities for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Selling Investors; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                 (h) Furnish the Selling Investors, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Investors may, from time to time, reasonably request; and

                 (i) If requested by the Selling Investors, enter into an agreement with the underwriters of the Registrable Securities being registered containing customary provisions and reflecting the foregoing.

          8.3.   Incidental Registration.  If at any time the Company shall
                 -----------------------
propose the filing of a Registration Statement on an appropriate form under the Securities Act of any securities of the Company, otherwise than pursuant to
Section 8.1 hereof and other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then the Company shall give the holders of Registrable Securities, XIST LTD. and Vanguard notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of the Registrable Securities and Common Stock then owned by such holders, which such holders shall request (such holders to be considered Selling Investors), by notice given by such holders to the Company within 30 days after the giving of such notice by the Company, to be so included. In the event of the inclusion of Registrable Securities and Common

Stock pursuant to this Section 8.3, the Company shall bear all of the Costs and Expenses of such registration; provided, however, that the Selling Investors shall pay, pro rata based upon the number of Registrable Securities and Common Stock included therein, the underwriters discounts and compensation. In the event the distribution of securities of the Company covered by a Registration Statement referred to in this Section 8.3 is to be underwritten, then the Company's obligation to include Registrable Securities and Common Stock in such Registration Statement shall be subject, at the option of the Company, to the following further conditions:

          (a) The distribution for the account of the Selling Investors shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and the Selling Investors will enter into an agreement with such underwriters containing customary provisions;

          (b) If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of securities of the Company, other than the securities which are to be included in the proposed distribution, for a period not exceeding 150 days from the effective date of the Registration Statement, then such restrictions will be binding upon the Selling Investors and, if requested by the Company, the Selling Investors will enter into a written agreement to that effect; and

          (c) If the underwriters state in writing that they are unwilling to include any or all of the Selling Investors' securities in the proposed underwriting because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by the Company, then the number of Selling Investors' securities to be included will be reduced pro rata on the basis of the number of shares owned by such holders, or there will be no inclusion of Selling Investors' securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters.

      8.4. Indemnification by the Company.  The Company will indemnify and
           ------------------------------
hold harmless each Selling Investor, any underwriter (as defined in the Securities Act) for such Selling Investor, each partner, officer and director of such Selling Investor, and each person, if any, who controls such Selling Investor or such underwriter within the meaning of the Securities Act (but, in the case of an underwriter or a controlling person, only if such underwriter or controlling person indemnifies the persons mentioned in subdivision (b) of Section 8.5 hereof in the manner set forth therein), against any losses, claims, damages or liabilities, joint or several, to which such Selling Investor or any such underwriter, partner, officer, director or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement and not corrected or supplied in the final prospectus for such Registration Statement), or contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Investor and any such underwriter, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by such Selling Investor, or any such partner, officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents.

      8.5. Indemnification by Selling Investors.  Each Selling Investor shall:
           ------------------------------------
           (a) Furnish in writing all information to the Company concerning itself and its holdings of securities of the Company as shall be required in connection with the preparation and filing of any Registration Statement covering any Registrable Securities; and

           (b) Indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement) or contained on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Selling Investor expressly for inclusion in any of the foregoing documents, and such Selling Investor shall reimburse the Company and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this
Section 8.5, no Selling Investor shall be required to indemnify the Company or any such underwriter, officer, director or controlling persons for any amount in excess of the amount of the proceeds received by such Selling Investor.

      8.6. Notification by Selling Investors.  Each Selling Investor and
           ---------------------------------
each other person indemnified pursuant to Section 8.4 hereof will, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to Section 8.4 hereof, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Selling Investor within 10 days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Selling Investor or such other indemnified person, as the case may be; provided, however, that such Selling Investor shall be entitled to retain its own counsel at the Company's expense if they have defenses available to them which are not available to the Company or if there exists a potential for conflict of interest between the Company and such Selling Investor which would render such dual representation impractical. The omission to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Selling Investor or such other indemnified person, as the case may be, under
Section 8.4 hereof, except to the extent the Company shall suffer any loss by reason of such failure to give notice and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

      8.7. Notification by Company.  The Company agrees that, in the event
           -----------------------
it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Selling Investor having to indemnify the Company pursuant to subdivision (b) of Section
8.5 hereof, the Company will promptly notify such Selling Investor in writing of the commencement of such action and permit such Selling Investor, if such Selling Investor so notifies the Company within 10 days after receipt by it of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company. The omission to notify such Selling Investor promptly of the commencement of any such action will not relieve such Selling Investor of liability to indemnify the Company under subdivision (b) of Section 8.5 hereof, except to the extent that such Selling Investor suffers any loss by reason of such failure to give notice and shall not relieve such Selling Investor of any other liabilities which it may have under this or any other agreement.

      8.8. Costs and Expenses.  As used in this Agreement, "Costs and
           ------------------
Expenses" shall include all of the costs and expenses relating to the Registration Statement involved, including but not limited to registration, filing and qualification fees, blue-sky expenses, printing expenses, reasonable fees and disbursements of counsel to the Company and counsel for the Selling Investors as the Selling Investors may designate, provided, however, that no more than one such counsel for the Selling Investors will be so designated on any occasion, and accounting fees; provided however, that underwriting discounts and commissions and reimbursable underwriters' expenses will be borne pro rata by the holders of the securities included in the Registration Statement.

      8.9. Rule 144 Reporting.  After the Company becomes subject to the
           ------------------
reporting requirements of Sections 13 or l5(d) of the Securities Exchange Act, and with a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Preferred Shares or the Conversion Shares without registration, the Company agrees to:

          (a) Cause public information with respect to the Company to be available, as set forth in Rule 144 or any comparable rule or regulation under the Securities Act, at all times;

          (b) Use its best efforts to tile with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

          (c) To furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act.

      9.  Expenses.
          --------

          The Company and XIST LTD. agree, in the event the transactions contemplated hereby are consummated, to pay on a pro rata basis based on the proceeds received by each of them from the consummation of this Agreement and the agreements attached as Exhibit G hereto, and save the Investors harmless against liability for the payment of, the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Investors, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, which fees and expenses will be paid promptly after presentation of such counsel's statement, reasonably itemized as to hours and dates worked, attorneys and other professionals performing services and nature of the work on each such date. The Company also agrees to pay, and save the Investors harmless against liability for the payment of, (a) fees and expenses (including without limitation, reasonable attorneys' fees) incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement and the transactions contemplated hereby, (b) stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance of the Preferred Shares or the Conversion Shares and (c) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Investors of the rights granted to the Investors under this Agreement and the transactions contemplated hereby.

          10.  Right of First Refusal.
               ----------------------
          (a) The Company agrees that until there is a Public Offering of its securities if it sells any New Securities it will offer to the Qualified Investors the right to purchase additional shares of such New Securities of the Company in accordance with, and subject to, the provisions of this Section 10(a). The Company shall immediately notify the Qualified Investors of the terms for the sale of such New Securities by the Company (the "Company's Notice"). Each of the Qualified Investor wishing to purchase such New Securities pursuant to the Company's Notice (hereinafter referred to as a "Purchasing Party") shall notify the Company by written notice within 15 days after receipt of the Company's Notice how many of such shares it desires to purchase. Each Purchasing Party shall be entitled to purchase up to that number of shares of New Securities specified in its notice which is equal to a number of shares of New Securities which, when added to the Conversion Shares then held by such Investor (assuming conversion of all Preferred Shares), is in the same proportion to the total number of shares of securities of the Company then outstanding (assuming conversion of all convertible securities and exercise of all outstanding options and including the New Securities to the extent outstanding), as the number of Conversion Shares held by such Investor (assuming conversion of all Preferred Shares) bears to the total number of shares of securities of the Company outstanding immediately prior to the issuance of any New Securities (assuming conversion of all convertible securities and exercise of all outstanding options). If the Company later changes the terms of the sale in any material respect, the Company shall first reoffer such New Securities to the Investors pursuant to the procedure set forth above. Any New Securities which are sold (or issued) by the Company otherwise than for cash shall be offered to the Investors for an equivalent cash value as determined by the Board of Directors of the Company in good faith.

          (b) Whether or not the terms and conditions of a sale of New Securities provide for the purchaser to have any registration rights, the Company agrees with the Investors that in the event any Investor acquires any New Securities pursuant to paragraph (a) above, such Investor may elect either to (i) have such New Securities be deemed Registrable Securities for the purposes of Section 8 hereof or (ii) have the registration rights provided in such sale.

          (c) The closing of the purchase of shares pursuant to this Section 10 shall occur at the principal office of the Company not later than 45 days after the closing of the sale of New Securities, or at such other time as the Purchasing Parties and the Company may mutually determine. At the closing, the Company shall deliver to each Purchasing Party, the certificate or certificates representing such shares, free and clear of all liens and encumbrances whatsoever (other than those imposed by this Agreement), and such Purchasing Party shall pay to the Company, in cash or by delivery of a cashier's check, or by wire transfer, the amount of the purchase price for the shares of New Securities purchased by such Purchasing Party pursuant to this Section 10.

      11. Conduct Prior to the Closing Date.
          ---------------------------------

          The Investors, their counsel, accountants, employees or other representatives may, prior to the Closing Date, make such investigations of the properties, plants and operations of the Company and such audit of the financial condition of the Company for such purposes as it deems necessary or advisable in connection with the transactions contemplated hereby; such investigation shall not, however, affect the representations and warranties of the Company hereunder. Prior to the Closing Date, the Company agrees to permit the Investors and their counsel, accountants, employees or other representatives to have, after the date hereof and upon reasonable advance notice, full access during normal business hours to the premises and to all books and records of the Company and the Investors shall have the right to make copies thereof and excerpts therefrom, and the Company will furnish the Investors with such financial and operating data and other information with respect to the business and properties of the Company as is otherwise readily available and as the Investors may, from time to time, reasonably request. Prior to the Closing Date, the Company agrees to permit the Investors and their counsel, accountants, employees or other representatives to communicate with and visit suppliers, customers and others having business relations with the Company. The Company acknowledges that the rights set forth in this Section 11 are essential to the Investors as a means of evaluating the assets and business of the Company and agree that in no event will they make any claim of any kind as a result of the exercise by the Investors of such rights and hereby waive any and all rights they may have to make such claims.

      12. No Brokers.
          ----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or her representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his or her representing or being retained by the Company the Company agrees to indemnify and save harmless the Investors in respect of such claim.

      13.   Survival of Representations.  All representations, warranties,
            ---------------------------
covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and any investigation at any time made by the Investors or on their behalf for a period of six months from the Closing Date. If the Company shall be required to file a report with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act by reason of the Company having registered any of its securities pursuant to Section 12 of the Securities Exchange Act or Section 5 of the Securities Act (a "Reporting Event") then the Company shall be under no further obligation to perform the covenants contained in Sections 4 and 5 hereof, except for the covenants contained in Sections 4.1, 4.8, 4.11 and 5.6 (second sentence) hereof which shall survive the Reporting Event.

      14.   Definitions.
            -----------

            For purposes of this Agreement, the following terms have the respective meanings set forth below:

            14.1. "Affiliate" has the meaning such term is given in Rule 405 promulgated under the Securities Act.

            14.2. "Associate" has the meaning such term is given in Rule 405 promulgated under the Securities Act.

            14.3. "Commission" means the Securities and Exchange Commission.

            14.4. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles should be classified on the obligor's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, lien or other security interest existing on property owned or acquired by the obligor, whether or not the liability secured thereby shall have been assumed, all guarantees of such Indebtedness and other contingent obligations in respect of the Indebtedness of others.

          14.5. "New Securities" means shares of Common Stock of the Company, or any security which is convertible into or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company, except for Conversion Shares, Preferred Shares or Options.

          14.6. "Public Offering" means a distribution of securities in an underwritten public offering to the general public pursuant to a Registration Statement filed with and declared effective by the Commission pursuant to the Securities Act.

          14.7. "Qualified Investor"' means each holder of Preferred Shares or Conversion Shares, or shares of Common Stock or other securities convertible into or exercisable for shares of Common Stock, which, assuming conversion or exercise of the Preferred Shares and such other securities, constitutes 10% or more of the outstanding Common Stock of the Company on a fully diluted basis (assuming conversion of all convertible securities and exercise of all outstanding options).

          14.8. "Registrable Securities" means (a) the Preferred Shares issued hereunder; (b) any Conversion Shares issued or to be issued pursuant to conversion of the Preferred Shares issued hereunder; (c) any other securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Shares issued hereunder or the Conversion Shares; provided, however, that if any of the foregoing securities are sold pursuant to a Registration Statement such securities shall no longer constitute Registrable Securities.

          14.9. "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal law then in force.

          14.10. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force.

          15.   Miscellaneous Provisions.
                ------------------------

          15.1.   Construction and Enforcement.  This Agreement shall be
                  ----------------------------
governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

          15.2.   Notices.  All notices hereunder shall be in writing and shall
                  -------
be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

          To the Company:

                 TSI International Ltd.
                 295 Westport Avenue
                 Norwalk, Connecticut 06856
                 Attn: Constance Galley, President

                        -with a copy to-

                 Fenwick, Davis & West
                 Two Palo Alto Square
                 Palo Alto, California 94306
                 Attn: Mark C. Stevens, Esq.

          To the Investors:

                 Warburg, Pincus Capital Company, L.P.
                 466 Lexington Avenue
                 New York, New York 10017
                 Attn: Jeffrey A. Harris

                            and

                 Vanguard Atlantic Ltd.
                 405 Danbury Road
                 Wilton, Connecticut 06897
                 Attn: E. Lee Keet

                       -with a copy to-

                 Stroock & Stroock & Lavan
                 7 Hanover Square
                 New York, New York 10004
                 Attn: Martin H. Neidell, Esq.

          To XIST LTD:

                 c/o The Dun & Bradstreet Corporation
                 299 Park Avenue
                 New York, New York 10171
                 Attn: Mr. Peter Lessler

                       -with a copy to-

                 The Dun & Bradstreet Corporation
                 1225 Worcester
                 Natick, Massachusetts 01760
                 Attn: James Alberg, Esq.

provided, however, that any notice of change of address shall be effective only upon receipt.

          15.3.   Assignment.  This Agreement shall be binding upon and inure to
                  ----------
the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of either Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the

Investors as owners of the Preferred Shares and the Conversion Shares, if any. Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or any Conversion Shares; provided that no such transferee will be entitled to the benefits of Sections 4, 5, 8 or 10 hereof unless such transferee is also a Qualified Investor.

          15.4.   Amendments and Waivers.  This Agreement and all exhibits and
                  ----------------------
schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares and Conversion Shares or, in the case of any amendment to Sections 8 or 10 of this Agreement which adversely affects the rights of the Qualified Investors, by the written consent or waiver of all persons or entities who at such time are Qualified Investors.

          15.5.   Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          15.6.   Headings.  The headings in this Agreement are for reference
                  --------
purposes only and shall not constitute a part hereof.

          15.7.   Confidentiality.  The Investors acknowledge that much of the
                  ---------------
financial and other information provided to them hereunder is of a sensitive and confidential nature and, accordingly, the Investors will keep such information confidential and will protect such information as it protects its own information of similar importance.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              TSI INTERNATIONAL LTD.


                              By:  /s/ Constance Galley
                                   ---------------------------------------
                                   Constance Galley, President


                              INVESTORS:


                              WARBURG, PINCUS CAPITAL COMPANY, L.P.


                              By:   Warburg, Pincus & Co.,
                                    General Partner


                              By: /s/ Jeff Horing
                                 -----------------------------------------
                                 Partner


                              VANGUARD ATLANTIC LTD.


                              By:  /s/ Catherine J. Phillips
                                   -------------------------
Sections 4.10 and 9
Accepted and Agreed to:

XIST LTD.

By: /s/ James L. Alberg, Vice President
    -----------------------------------

                      [NO SCHEDULES OR EXHIBITS ATTACHED]

                    1991 PREFERRED STOCK PURCHASE AGREEMENT
                    ---------------------------------------

     This 1991 Preferred Stock Purchase Agreement (the "Agreement"), dated as of the 30th day of April, 1991, by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto (collectively, the "Investors").

W I T N E S S E T H :
- - - - - - - - - -

     WHEREAS, the Company desires to issue and sell to the Investors shares of Series A Preferred Stock of the Company (the "Preferred Shares");

     WHEREAS, the Investors desire to purchase the Preferred Shares from the Company; and

     WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989 (the "1989 Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.  Purchase and Sale of Preferred Shares.
         -------------------------------------

         1.1.  Sale of Preferred Shares.  Upon receipt by the Company of the
               ------------------------
purchase price, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, the number of Preferred Shares set forth opposite such Investor's name on Schedule A hereto.

         1.2   Purchase Price.  The purchase price being paid by the Investors
               --------------
for the Preferred Shares is $13.39 per share. The purchase price will be paid by noon, New York time, on May 7, 1991, by wire transfer of same-day funds or delivery to the Company of a cashier's check in the amount set opposite each Investor's name on Schedule A.

     2.   Representations and Warranties of the Company.
          ---------------------------------------------
The Company hereby represents and warrants to the Investors as follows:

          2.1. Organization.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Connecticut. The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

          2.2. Charter Documents.  The Company has heretofore delivered to
               -----------------
counsel for the Investors true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws, each as in full force and effect on June 5, 1989. There have not been any changes made to such Certificate of Incorporation or By-Laws since June 5, 1989.

          2.3. Capitalization.  As of the date hereof, the Company's authorized
               --------------
capitalization consists of 3,000,000 shares of Common Stock, par value $.01 per share, and 750,000 shares of Preferred Stock, par value $.01 per share, of which 934,000 and 297,405 shares, respectively, are outstanding. The issuance of the Preferred Shares and of the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares as contemplated by this Agreement. A true and complete list of the holders of all issued and outstanding equity securities of the Company on the date hereof, including the number of securities owned by each such holder, is set forth on Schedule 2.3 attached hereto. Except pursuant to the 1989 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company.

When issued and sold to the Investors, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.3 attached hereto, there are not outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

          2.4. Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of this Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

          2.5. Authorization.  The Company has the full corporate power and
               -------------
authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          2.6. Compliance with the Securities Act.  Based upon the
               ----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

          2.7. Reservation of Common Stock.  The Company shall reserve and keep
               ---------------------------
available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares).

     3.   Representations, Warranties and Covenants of the Investors.  Each
          ----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows:

          3.1. Investment Intent.  Each Investor is acquiring the Preferred
               -----------------
Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares and on each certificate representing the Conversion Shares:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OF MESSRS. STROOCK & STROOCK & LAVAN OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

          3.2. Restricted Securities. Each Investor understands that the
               ---------------------
Preferred Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     Each Investor understands that the Preferred Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares (or the Conversion Shares) or an available exemption from registration under the Securities Act of 1933, the Preferred Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

     4.  Deliveries of the Company.  On May 7, 1991, as a condition to the
         -------------------------
Investors' obligation to pay the purchase price, the Company will deliver to the Investors the following:

               (a.) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors and to counsel to the Investors, Stroock & Stroock & Lavan;

               (b.) copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (c.) a certificate, dated as of a recent date, of the Secretary of State of Connecticut attesting as to the good standing of the Company in such State;

              (d.) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor; and

               (e.) a certificate signed by the President of the Company that the representations and warranties in Section 2 are true and correct as of May 7, 1991.

     5.   1989 Agreement.
          --------------

               (a) All references in the 1989 Agreement to Preferred Shares shall be deemed to refer also to the Preferred Shares issued to the Investors hereunder, and such Preferred Shares and the holders thereof shall be entitled to all the rights and benefits of holders of Preferred Shares under the 1989 Agreement, including, but not limited to, the benefits of Sections 4, 5, 8 and 10 of the 1989 Agreement. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Preferred Shares and Conversion Shares issued pursuant to this Agreement. The Investors hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent pursuant to Section 6(b) of the Certificate of Incorporation, to the extent necessary to permit the issuance of the Preferred Shares hereunder and the issuance of Options (as defined in said Section 10) for employees, directors or consultants to purchase up to 28,940 additional shares of Common Stock in addition to those provided for in said Section 5.6.

               (b) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in such agreement.

               (c) Pursuant to Section 14 of the Stockholders Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders Agreement to add the following to the last sentence of Section 7 thereof: "and of that certain 1991 Preferred Stock Purchase Agreement among the Company and certain investors."

     6.   Expenses.
          --------

          The Company agrees to pay and save the Investors harmless against liability for the payment of, the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Investors, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

     7.   No Brokers.
          ----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     8.   Survival of Representations.
          ---------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     9.   Miscellaneous Provisions.
          ------------------------

          9.1. Constructions and Enforcement.  This Agreement shall be
               -----------------------------
governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

          9.2. Notices.  All notices hereunder shall be in writing and shall be
               -------
deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

          To the Company:
               TSI International Ltd.
               45 Danbury Road
               Wilton, Connecticut  06897
               Attn:  Constance Galley, President

                    - with a copy to -

               Fenwick & West
               Two Palo Alto Square
               Palo Alto, California  94306
               Attn:  Mark C. Stevens

          To the Investors:

               To the addresses set forth on Schedule A

                    - with a copy to -

               Stroock & Stroock & Lavan
               7 Hanover Square
               New York, New York  10004
               Attn:  Martin H. Neidell

provided, however, that any notice of change of address shall be effective only upon receipt.

          9.3. Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Preferred Shares and the Conversion Shares, if any. Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

     9.4. Amendments and Waivers.  This Agreement and all exhibits and
          ----------------------
schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares and Conversion Shares.

     9.5. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.6  Headings.  The headings in this Agreement are for reference purposes
          --------
only and shall not constitute a part hereof.

     9.7  Additional Investors.  The persons or entities listed on Schedule B
          --------------------
(the "Additional Investors") shall have the right for a period of 60 days from the date hereof, to acquire up to an additional number of Preferred Shares set forth opposite their names on the same terms as contained herein. If such right is exercised, the Additional

Investors shall execute this Agreement in counterparts and shall be deemed for all purposes to be, and shall become and be considered as, an Investor as defined in this Agreement. To the extent that the Additional Investors purchase the additional shares after 45 days from the date hereof but on or before the expiration of the 60-day period, the Additional Investors agree to pay to TSI, in addition to the purchase price for the additional shares, an amount specified by TSI for late closing costs not to exceed $5,625. If the Additional Investors do not purchase all of such shares by the expiration of such 60-day period, then Warburg, Pincus Capital Company, L.P. and Vanguard Atlantic Ltd. or affiliates thereof shall have the right, but not the obligation, to purchase on a pro-rata basis (based upon their relative as-converted share ownership in the Company) any such shares not so purchased by the Additional Investors for a period of up to ten days after the expiration of such 60-day period. Warburg, Pincus Capital Company. L.P. and Vanguard Atlantic Ltd. or affiliates thereof may also indicate when they exercise the foregoing rights a number of additional Preferred Shares in excess of their pro-rata share, if any, that they would be willing to purchase if such remain unsold and any unsold shares shall be sold to them on a pro-rata basis. In the event any such Preferred Shares are purchased under this
Section 9.7, the Company will deliver a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor on the date thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                    TSI INTERNATIONAL LTD.


                    By:  /s/Constance F. Galley
                         -------------------------------
                         Constance F. Galley, President


                    INVESTORS:

                    WARBURG, PINCUS CAPITAL COMPANY, L.P.


                    By:  Warburg, Pincus & Co.,
                         General Partner


                    By:  /s/William Janeway
                         -------------------------------
                         Partner


                    VANGUARD ATLANTIC LTD.


                    By:  /s/Ernest Keet
                         -------------------------------

                    [NO EXHIBITS OR SCHEDULES ARE ATTACHED]

             SUPPLEMENT TO 1991 PREFERRED STOCK PURCHASE AGREEMENT

     Supplement dated as of July 16, 1991 to 1991 Preferred Stock Purchase Agreement, dated as of April 30, 1991 (the "1991 Agreement"), by and among TSI International Ltd., a Connecticut Corporation, and the investors listed on Schedule A to the 1991 Agreement (the "Investors").

                              WI T N E S S E T H :
                              --------------------

     WHEREAS, the Company and the Investors desire to supplement the provisions of the 1991 Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.  Definitions.  Terms defined in the 1991 Agreement shall have the same
         -----------
meaning when used herein.

     2.  Additional Purchase.  In accordance with the provisions of Section 9.7
         -------------------
of the 1991 Agreement, Information Partners Capital Fund, L.P. ("IP") hereby purchases from the Company 37,342 Preferred Shares and by this Supplement is deemed to have executed the 1991 Agreement and for all purposes is, and shall be considered as, an Investor under the 1991 Agreement.

     3.  Qualified Investor.  So long as IP owns any Preferred Shares of the
         ------------------
Company, IP shall be deemed a Qualified Investor and a Qualified Shareholder (as defined in the Stockholders Agreement).

     4.  Priority.  The Company and the Investors agree that (a) the Preferred
         --------
Shares purchased pursuant to the 1991 Agreement (including those purchased by IP pursuant to this Supplement) (the "Senior Preferred Shares") will be identical in all respects with the Preferred Shares purchased pursuant to the 1989 Agreement (the "Junior Preferred Shares") except that the Senior Preferred Shares shall be senior to the Junior Preferred Shares in the event of the voluntary of involuntary liquidation, dissolution or winding up of the Company or the sale, lease, conveyance or other disposition of all or substantially all of the Company's property and business and (b) when the Company consummates the sale of more than 5% of its equity securities or securities convertible into, or exercisable or exchangeable for, more than 5% of its equity securities, the Company and the Investors will use their best efforts to amend the Company's certificate of incorporation to provide for the creation of Senior Preferred Shares and Junior Preferred Shares in accordance with the provisions of subparagraph (a) above.

     5.  Miscellaneous.  Except as supplemented hereby, the 1991 Agreement
         -------------
remains unmodified and in full force and effect.

     6.  Counterparts.  This Supplement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, the undersigned have executed this Supplement as of the day and year first above written.


                                   TSI INTERNATIONAL LTD.

                                   By:/s/ Constance Galley
                                      --------------------------------
                                        Constance F. Galley, President


                                   WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                   By:  Warburg, Pincus & Co.,
                                        General Partner

                                   By:/s/ William Janeway
                                      -------------------------------
                                        Partner


                                   VANGUARD ATLANTIC LTD.

                                   By:/s/ Ernest Keet
                                      -------------------------------


                                   INFORMATION PARTNERS CAPITAL FUND, L.P.

                                   By:/s/ Stephen Pagliuro
                                      -------------------------------
                                   By:/s/ Constance Galley
                                      -------------------------------
                                              CONSTANCE F. GALLEY

              1992 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                      AND

             AMENDMENT TO 1989 PREFERRED STOCK PURCHASE AGREEMENT

                                      AND

                            STOCKHOLDERS' AGREEMENT

         This 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement (the "Agreement"), dated as of the 10th day of June, 1992 (the "Closing Date"), is entered into by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto who execute this Agreement (collectively, the "Investors").

                             W I T N E S S E T H:
                             -------------------

         WHEREAS, the Company has amended its Certificate of Incorporation, as provided in the Certificate Amending Certificate of Incorporation filed with the Connecticut Secretary of State on June 5, 1992 attached hereto as Exhibit 1 ("Certificate of Amendment"), to provide for the conversion of 115,761 shares of its Series A Convertible Preferred Stock (the "Series A Stock) into 115,761 shares of Series B Convertible Preferred Stock (the "Series B Stock"), to authorize the issuance of 725,000 shares of Series C Convertible Preferred Stock (the "Series C Stock") and to authorize 500,000 shares of undesignated Preferred Stock;

         WHEREAS, the Company has further amended its Certificate of Incorporation, as provided in the Certificate of Amendment Adopted by Resolution of the Board of Directors filed with the Connecticut Secretary of State on June 9, 1992, attached hereto as Exhibit 2 ("Series D Certificate"), to designate and authorize the issuance of 344,469 shares of Preferred Stock as Series D Convertible Preferred Stock (the "Series D Stock");

         WHEREAS, the Company desires to issue and sell to the Investors shares of Series C Stock of the Company (the "Preferred Shares") and warrants in the form attached hereto as Exhibit

3 (the "Warrants") to purchase shares of Series D Stock (the Preferred Shares and the Warrants are collectively referred to herein as the "Securities");

         WHEREAS, the Investors desire to purchase the Securities from the Company; and

         WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989, as amended (the "1989 Agreement"), which agreement will be amended by this Agreement, and a 1991 Preferred Stock Purchase Agreement dated as of April 30, 1991 and supplemented by a Supplement to 1991 Preferred Stock Purchase Agreement dated as of July 16, 1991 (collectively, the "1991 Agreement");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

         1.    Purchase and Sale of Units.
               ---------------------------

               1.1.   Sale of Units.  Upon receipt by the Company of the
                      --------------
purchase price therefor, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, in one or more closings as provided herein, the number of Units set forth opposite such Investor's name on Schedule A hereto, where a "Unit" is one Preferred Share and a Warrant to purchase one Exercise Share, as defined below.

               1.2.   Purchase Price.  The purchase price being paid by the
                      ---------------
Investors for the Securities together is $6.00 per Unit.  Except as provided in
Section 1.3 below, the Investors listed on Schedule A will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, the amount set forth opposite each Investor's name on Schedule A (the "Purchase Price").

               1.3.   Supplemental Closing.  If XIST Ltd. or another Dun &
                      ---------------------
Bradstreet affiliate ("Dun & Bradstreet Affiliate") does not purchase the Securities listed on Schedule A opposite the name "Dun & Bradstreet Affiliate" (the "Supplemental Securities") by noon Eastern Time on the Closing Date, then Vanguard Atlantic Ltd. and Warburg, Pincus Capital Company,

L.P. (the "Supplemental Investors") will have the right to purchase, at the Purchase Price specified above, pro rata according to their Common Stock equivalent interest in the Company prior to the Closing Date, such Supplemental Securities. In the event that either Supplemental Investor does not purchase its pro rata share of the Supplemental Securities, the other Supplemental Investor may purchase the remaining shares of Supplemental Securities not subscribed for by such Supplemental Investor. The purchase and sale of the Supplemental Securities must occur no later than noon Eastern Time on June 17, 1992 (the "Supplemental Closing") and any Supplemental Securities purchased at the Supplemental Closing will be Securities for all purposes under this Agreement. It shall not be a condition precedent to the Investors' obligations hereunder to purchase their respective Securities on the Closing Date that a Dun & Bradstreet Affiliate purchase the Supplemental Securities.

         2.    Representations and Warranties of the Company. The Company hereby
               ----------------------------------------------
represents and warrants to the Investors as follows effective as of the Closing Date.

               2.1.   Organization.  The Company is a corporation duly
                      -------------
organized, validly existing and in good standing under the laws of the State of Connecticut. Except as set forth in Schedule 2.1, the Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

               2.2.   Charter Documents.  The Company has heretofore delivered
                      ------------------
to counsel for the Investors true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws, each as in full force and effect on the Closing Date.

               2.3.   Capitalization.  As of the date hereof, the Company's
                      ---------------
authorized capitalization consists of 3,888,166 shares of Common Stock, par value $.01 per share, of which 938,229 shares are outstanding; and 1,638,166 shares of Preferred Stock, par value $.01 per share, of which 297,405 shares have been designated Series A Convertible Preferred Stock, all of which are outstanding, 115,761 shares have been designated Series B Convertible Preferred Stock, all of which are outstanding, 725,000 shares have been designated Series C Preferred Stock, none of which are outstanding, 344,469 shares have been designated as Series D Convertible Preferred

Stock, none of which are outstanding, and 155,531 shares remain undesignated and unissued. The issuance of the Securities and of the shares of Series D Stock issuable upon exercise of the Warrants (the "Exercise Shares") and the Common Stock issuable upon conversion of the Preferred Shares and Exercise Shares (collectively, the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Securities as contemplated by this Agreement. Schedule 2.3 attached hereto is a list of the aggregate number of outstanding securities of the Company. Except pursuant to the 1989 Agreement and the 1991 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares and Exercise Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares and Exercise Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on
Schedule 2.3 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

               2.4.   Compliance with Other Instruments.  Except as set forth in
                      ----------------------------------
Schedule 2.4, to the Company's best knowledge, the Company is not in material default in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it is bound. The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares or Exercise Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company;
(ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

               2.5.   Authorization.  The Company has the full corporate power
                      --------------
and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               2.6.   Compliance with the Securities Act.  Based upon the
                      -----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Securities and Exercise Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

               2.7.   Reservation of Common Stock.  The Company shall reserve
                      ----------------------------
and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Shares and Exercise Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares and the Exercise Shares).

               2.8.   Litigation.  Except as set forth on Schedule 2.8 attached
                      ----------
hereto, there is not now pending, and to the best knowledge of the Company there is not threatened in writing, any litigation, action, suit or proceeding: (i) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (ii) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his or her employment with any of such person's former employers. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having any material adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

               2.9.   Compliance with Law.  The Company is in compliance in all
                      -------------------
material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.

               2.10.  Financial Statements.  Attached hereto as Schedule 2.10
                      --------------------
are the audited balance sheets of the Company at April 30, 1991, and the related statements of income and retained earnings and changes in financial position, including the notes thereto, of the Company for the periods then ended, and the unaudited balance sheet of the Company at March 31, 1992 and the related statements of income for the period then ended. The financial statements referred to above have been prepared in conformity with generally accepted accounting principles consistently applied subject in the case of the interim statements to normal year-end audit adjustments, and each balance sheet fairly presents the financial condition of the Company as of its date and each statement of income fairly presents the results of operations of the Company for the period covered thereby.

         3.    Representations, Warranties and Covenants of the Investors.  Each
               -----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows effective as of the delivery of the Purchase Price and the exercise of the Warrants:

               3.1.   Investment Intent.  Each Investor is acquiring the
                      ------------------
Securities and Exercise Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares, on each certificate representing the Exercise Shares, on each certificate representing the Conversion Shares and/or each Warrant:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR MESSRS. STROOCK & STROOCK & LAVAN OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

               3.2.   Restricted Securities.  Each Investor understands that the
                      ----------------------
Securities and Exercise Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Securities and Exercise Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

         Each Investor understands that the Securities and Exercise Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Securities and Exercise Shares (or the Conversion Shares) or an available exemption from registration under the 1933 Act, the Securities and the Exercise Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

         4.    Deliveries of the Company.  On the Closing Date, as a condition
               -------------------------
to the Investors' obligation to pay the Purchase Price provided under Section
1.2 hereof, the Company will deliver to the Investors executing this Agreement the following:

               (a) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors and to counsel to the Investors, Stroock & Stroock & Lavan;

               (b) copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (c) a certificate, dated as of a recent date, of the Secretary of State of Connecticut attesting as to the good standing of the Company in such State;
               (d) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor in consideration of the Purchase Prise therefor;

               (e) a Warrant in the Investor's name to purchase the number of Exercise Shares set forth opposite each Investor's name on Schedule A;

               (f) a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 2 are true and correct as of the Closing Date; and

               (g) a copy of the Certificate of Amendment and the Series D Certificate.

         5.    Deliveries of the Company Upon Supplemental Closing.  As a
               ------------------------------------------- -------
condition to the obligations of the Supplemental Investors participating in the Supplemental Closing to pay the Purchase Price for the Supplemental Securities purchased in the Supplemental Closing, the Company will deliver to the Supplemental Investors a stock certificate registered in the name of each such Supplemental Investor representing the Preferred Shares purchased by such Supplemental Investor in the Supplemental Closing and a Warrant in the Supplemental Investor's name to purchase the number of Exercise Shares equal to the number of Preferred Shares purchased by the Supplemental Investor in the Supplemental Closing.

         6.    1989 Agreement and Stockholders Agreement.
               ------------------------------------------

               (a) The 1989 Agreement is hereby amended so that all references to Preferred Shares and Conversion Shares in Sections 4, 5, 8, 10 and 14 of the 1989 Agreement shall be deemed to refer also to the Series B Stock issued in connection with the conversion of 115,761 shares of Series A Stock purchased in 1991, into 115,761 shares of Series B Stock.

               (b) The holders of Preferred Shares purchased hereunder, the Exercise Shares, the Conversion Share and the Series B Stock shall be entitled to all the rights and benefits of holders of Preferred Shares under Sections 4, 5, 8 and 10 of the 1989 Agreement, provided that with respect to the provisions of Sections 5.6, 8 and 10 of the 1989 Agreement and any consents under the 1989 Agreement requiring the consent of the holders of a majority of the Series A Stock, the Preferred Shares sold hereunder and the Exercise Shares issuable upon exercise of the Warrants will participate pari passu as a single class with the shares of the Series A Stock sold under the 1989 Agreement and the shares of the Series B Stock sold under the 1991 Agreement on an as-converted to Common Stock basis. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Series B Stock, Preferred Shares, Exercise Shares and Conversion Shares issued pursuant to this Agreement or upon exercise of the Warrants. The Investors that are holders of Series A Stock and Series B Stock, on behalf of themselves as holders of a majority of the outstanding Series A Stock and Series B Stock, hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent, pursuant to Section III(6)(b) of the Certificate of Amendment, to the extent necessary to permit the issuance of the Securities hereunder and the Exercise Shares upon issuance of the Warrants.

               (c) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders' Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in the Stockholders' Agreement.

               (d) Pursuant to Section 14 of the Stockholders' Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to: (i) add the following to the last sentence of Section 7 thereof: "and of that certain 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Stock Purchase Agreement and Stockholders' Agreement among the Company and certain investors and the exercise of the warrants purchased thereunder"; (ii) add each Investor who is not a party to the Stockholders' Agreement and the Preferred Shares, Warrants and Exercise Shares to Annex A thereto; and (iii) provide that the definition of "Securities" includes all securities received in exchange for or upon conversion, exercise or in replacement of the Securities listed on Schedule A.

          (e) The Investors, on behalf of themselves as holders of Series A Stock and Series B Stock, hereby waive their right to receive any additional shares of Common Stock upon any conversion of their Series A Stock or Series B Stock as a result of the application of Section 4(g) of the Certificate of Amendment to the issuance of the Securities hereunder or the Exercise Shares upon exercise of the Warrants.

     7.   Expenses.
          ---------

          The Company agrees to pay and save the Investors harmless against liability for the payment of, the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Investors, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

     8.   No Brokers.
          -----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     9.   Survival of Representations.
          ----------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     10.  Miscellaneous Provisions.
          -------------------------

               10.1.  Construction and Enforcement.  This Agreement shall be
                      -----------------------------
governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

               10.2.  Notices.  All notices hereunder shall be in writing and
                      --------
shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:

         TSI International Ltd.
         45 Danbury Road
         Wilton, Connecticut 06897
         Attn:  Constance Galley, President

         -WITH A COPY TO

         Fenwick & West
         Two Palo Alto Square
         Palo Alto, California 94306
         Attn:  Mark C. Stevens

         TO THE INVESTORS:

         To the addresses set forth on Schedule A

         -WITH A COPY TO

         Stroock & Stroock & Lavan
         7 Hanover Square
         New York, New York 10004
         Attn:  Martin H. Neidell

provided, however, that any notice of change of address shall be effective only upon receipt.

               10.3.  Assignment. This Agreement shall be binding upon and inure
                      ----------
to the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Securities, the Exercise Shares and the Conversion Shares, if any. Any subsequent owner of any Securities, Exercise Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Securities, Exercise Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

               10.4.  Amendments and Waivers. This Agreement and all exhibits
                      -----------------------
and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares, Exercise Shares and Conversion Shares.

               10.5.  Counterparts. This Agreement may be executed in one or
                      -------------
more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

               10.6. Headings.  The headings in this Agreement are for reference
                     ---------
purposes only and shall not constitute a part hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                             TSI INTERNATIONAL LTD.

                             By:  /s/ Constance Galley
                                 ---------------------------------

                             INVESTORS:

                             WARBURG, PINCUS CAPITAL COMPANY, L.P.
                             By:  Warburg, Pincus & Co.,
                                General Partner

                             By:  /s/ William Janeway
                                 ---------------------------------
                                Partner

                             VANGUARD ATLANTIC LTD.

                             By:  /s/ Ernest Keet
                                 ---------------------------------

                             DUN & BRADSTREET AFFILIATE:

                                  XIST LTD.
                             -------------------------------------

                             By:  /s/ James Alberg
                                 ---------------------------------

                             CONSTANCE F. GALLEY

                                  /s/ Constance Galley
                             -------------------------------------


                             RICHARD BANKOSKY

                                  /s/ Richard Bankosky
                             -------------------------------------

                             TED WATSON

                               /s/ Ted Watson
                             -------------------------------------


                             JAMES WATTS

                               /s/ James Watts
                             -------------------------------------


                             PAUL LEMME

                               /s/ Paul Lemme
                             -------------------------------------

                       No exhibits or schedules attached

                               FIRST AMENDMENT TO
              1992 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                     AND AMENDMENT TO 1989 PREFERRED STOCK
                 PURCHASE AGREEMENT AND STOCKHOLDERS' AGREEMENT


     This Amendment is entered into as of August 10, 1992 among TSI International Ltd., a Connecticut corporation (the "Company") and the parties listed on the signature page hereto.

WITNESSETH:

     WHEREAS, the parties listed on the signature page hereto under the heading "Shareholders" (the "Shareholders") are parties to that certain 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement dated as of June 10, 1992 (the "Purchase Agreement"), which amended the Preferred Stock Purchase Agreement dated as of June 1, 1989, as amended (the "1989 Agreement");

     WHEREAS, the Company desires to sell, and FSC Corp. (the "Bank") desires to purchase, 20,000 shares (the "Preferred Shares") of the Company's Series C Convertible Preferred Stock (the "Series C Stock") and warrants (the "Warrants") to purchase 20,000 shares (the "Exercise Shares") of the Company's Series D Convertible Preferred Stock (the "Series D Stock") pursuant to the terms and conditions of the Purchase Agrement, as amended by this Amendment (the Preferred Shares and Warrants being collectively referred to herein as the "Securities");

     WHEREAS, the Company's Board of Directors has amended the Company's Certificate of Incorporation to increase the number of authorized shares of Series D Stock to 364,469, as set forth in the Amendment to Certificate of Incorporation Adopted by the Board of Directors of TSI International Ltd. attached hereto as Exhibit 1 (the "Amendment to Certificate"); and

     WHEREAS, the Company and the Shareholders, which constitute holders of more than 50% of the issued and outstanding shares of Series C Stock for the purposes of Section 10.4 of the Purchase Agreement, desire to add the Bank as a party to the Purchase Agreement and to the Stockholders' Agreement dated as of June 1, 1989 (the "Stockholders' Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.   Amendments.
          ----------

          1.1  Purchase Agreement.  the Comapny and the Shareholders hereby
               ------------------
amend the Purchase Agreement, and consent to the corresponding amendment of the Stockholders' Agreement and 1989 Agreement, as provided in the Purchase Agreement, to provide as follows: (a) the Bank is added as, and shall be deemedn, an "Investor" under the Purchase Agreement and, as set forth in the Purchase Agreement, and the sale of the Securities hereunder shall be deemed to have been sales of such Securities under the Purchase Agreement; (c) the Preferred Shares shall be deemed to be "Preferred Shares" under the Purchase Agreement; (d) the Warrants shall be deemed to be "Warrants" under the Purchase Agreement; and (e) the Bank will be deemed a "Qualifed Investor" for the purposes of Sections 4 (other than the first sentence of Section 4.10), 5 and 8 of the 1989 Agreement.

          1.2  Stockholders' Agreement.  Pursuant to Section 14 of the
               -----------------------
St5ockholders' Agreement, the Shareholders, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to add the following to the last sentence of Section 7 thereof: ", as amended by the First Amendment to 1992 Preferred Stock Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement, dated as of Ausgust 10, 1992".

     2.   Purchase and Sale of Securities.
          -------------------------------

          2.1  Sale of Securities.  Upon receipt by the Company of the purchase
               ------------------
price therefor, the Company hereby issues and sells to the Bank, and the Bank hereby purchases from the Company, the Securities. The closing (the "Closing") of the transactions contemplated hereby will occur at 10:00 a.m. local time on August 10, 1992 (the "Closing Date") at the offices of the Company or at such other time and place as the Bank and the Company shall agree.

          2.2  Purchse Price.  The purchase price being paid by the Bank for the
               -------------
Securities together is $6.00 per Unit, where a "Unit" is one Preferred Share and a Warrant to purchase one share of Series D Stock. The Bank will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, $120,000 (the "Purchase Price") as payment for the Securities.

          2.3  Delivery.  As a condition to the obligations of the Bank to pay
               --------
the Purchase Price for the Securities:

               (i) The Amendment to Certificate shall have been filed with the Connecticut Secretary of State;

               (ii) the Company will deliver to the Bank a stock certificate registered in the name of the Bank representing the Preferred Shares;

               (iii) the Company will deliver to the Bank a Warrant in the
                     Bank's name to purchase the Exercise Shares;

               (iv) the Company will deliver to the Bank a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 3.1 hereof are true and correct as of the Closing Date; and

               (v) Fenwick & West, counsel to the Company, will deliver to the Bank an opinion in the form attached hereto as Exhibit 3.

     3.   Representations and Warranties.
          ------------------------------

          3.1  Company Representations and Warranties.  The Company hereby
               --------------------------------------
represents and warrants to the Bank that the representations and warranties of the Company set forth in Section 2 of the Purchase Agreement, except as set forth on Exhibit 2 hereto, are true and correct as of the date hereof and will be true and correct as of the Closing.

          3.2  Bank Representations and Warranties.  The Bank hereby represents
               -----------------------------------
and warrants to the Company that the representations and warranties of the Bank set forth in Section 3 of the Purchase Agreement, are true and correct as of the date hereof and will be true and correct as of the Closing.

     4.   Agreement to Be Bound.
          ---------------------

          The Bank hereby agrees to become a party to, and to be bound by all the provisions of, the Purchase Agreement, as an "Invesetor," as defined in such agreement, and the Stockholders' Agreement, as a "Shareholder," as defined in such agreement.

     5.   Waiver of Preemptive Rights.
          ---------------------------

          The Shareholders, as holders of more than 50% of the company's Series A convertible Preferred Stock, the Company's Series B Convertible Preferred Stock, and the Series C Stock, on behalf of themselves and all other holders of such securities, hereby agree to waive the right of first refusla of Section 10 of the 1989 Agreement with respect to the Securities sold hereunder.

     6.   Limitation of Amendment.
          -----------------------

          Except as expresssly provided herein, the Purchase Agreement and the Stockholders' Agreement shall remain in full force and effect in accordance with their terms.

     7.   Counterparts.
          ------------

          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute but one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


TSI INTERNATIONAL LTD.                   SHAREHOLDERS:

By: /s/ Richard Bankosky                 Warburg, Pincus Capital Company, L.P.

FSC Corp.                                By:  Warburg, Pincus & Co.,
                                                General Partner
By:  /s/ Jay Massimo
                                         By: /s/ William Janeway
                                            -------------------
                                             Partner

                                         Vanguard Atlantic Ltd.

                                         By: /s/ Ernest Keet
                                            ----------------

                                         Information Partners

                                         By: /s/ Stephen Pagliuca
                                             --------------------


                                             /s/ Constance Galley
                                             --------------------
                                             /s/ Richard Bankosky
                                             --------------------
                                             /s/ Ted Watson
                                             --------------
                                             /s/ Paul Lemme
                                             --------------

                    1993 PREFERRED STOCK PURCHASE AGREEMENT
                                      AND
             AMENDMENT TO 1989 PREFERRED STOCK PURCHASE AGREEMENT
                                      AND
                            STOCKHOLDERS' AGREEMENT

     This 1993 Preferred Stock Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement (the "Agreement"), dated as of the 2nd day of September, 1993 (the "Closing Date"), is entered into by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto who execute this Agreement (collectively, the "Investors").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company desires to issue and sell to the Investors shares of its Series C Convertible Preferred Stock (the "Preferred Shares"); and

     WHEREAS, the Investors desire to purchase the Preferred Shares from the Company; and

     WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989 (the "1989 Agreement"), which agreement was amended by that certain 1992 Preferred Stock and Warrant Purchase Agreement, as amended (the "1992 Agreement"), and will be further amended by this Agreement, and a 1991 Preferred Stock Purchase Agreement dated as of April 30, 1991 and supplemented by a Supplement to 1991 Preferred Stock Purchase Agreement dated as of July 16, 1991 (collectively, the "1991 Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED SHARES.
          -------------------------------------

          1.1. SALE OF PREFERRED SHARES.  Upon receipt by the Company of the
               ------------------------
purchase price therefor, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, in one or more closings as provided herein, the number of Preferred Shares set forth opposite such Investor's name on Schedule A hereto.

          1.2. PURCHASE PRICE.  The purchase price being paid by the Investors
               --------------
for the Preferred Shares is $6.00 per share. Except as provided in Section 1.3 below, the Investors listed on Schedule A will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, the amount set forth opposite each Investor's name on Schedule A (the "Purchase Price").

          1.3. SUPPLEMENTAL CLOSING.  If Dun & Bradstreet Divestiture, Inc.
               --------------------
("DBDI") does not purchase the Preferred Shares listed on Schedule A hereto opposite its name by noon Eastern Time on the Closing Date, then DBDI may purchase, at the Purchase Price specified on Schedule A, such Preferred Shares no later than noon Eastern Time on September 7, 1993 (the "Supplemental Closing"), and any such shares purchased at the Supplemental Closing will be Preferred Shares for all purposes under this Agreement.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
          ---------------------------------------------
represents and warrants to the Investors as follows effective as of the Closing Date.

          2.1. ORGANIZATION.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Connecticut. Except as set forth in Schedule 2.1, the Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

          2.2. CHARTER DOCUMENTS.  The Company has heretofore made available to
               -----------------
the Investors true, correct and complete copies of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-Laws, each as in full force and effect on the Closing Date.

          2.3. CAPITALIZATION.  As of the date hereof, the Company's authorized
               --------------
capitalization consists of 3,888,166 shares of Common Stock, par value $.01 per share, of which 938,229 shares are outstanding; and 1,638,166 shares of Preferred Stock, par value $.01 per share, of which 297,405 shares have been designated Series A Convertible Preferred Stock (the "Series A Stock"), all of which are outstanding, 115,761 shares have been designated Series B Convertible Preferred Stock (the "Series B Stock"), all of which are outstanding, 725,000 shares have been designated Series C Convertible Preferred Stock (the "Series C Stock"), 364,369 shares of which are outstanding, 364,469 shares have been designated as Series D Convertible Preferred Stock (the "Series D Stock"), none of which are outstanding (but all of which are subject to exercisable warrants held by certain of the Investors), and 135,531 shares remain undesignated and unissued. The issuance of the Preferred shares and the Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares as contemplated by this Agreement.
Schedule 2.3 attached hereto is a list of the aggregate number of outstanding securities of the Company. Except pursuant to the 1989 Agreement, the 1991 Agreement and the 1992 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.3 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

          2.4. COMPLIANCE WITH OTHER INSTRUMENTS.  Except as set forth in
               ---------------------------------
Schedule 2.4, to the Company's best knowledge, the Company is not in material default in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it is bound. The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

          2.5. AUTHORIZATION.  The Company has the full corporate power and
               -------------
authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          2.6. COMPLIANCE WITH THE SECURITIES ACT.  Based upon the
               ----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

          2.7. RESERVATION OF COMMON STOCK.  The Company shall reserve and keep
               ---------------------------
available out of its authorized but unissued Common Stock the number of shares of Common

Stock required for issuance upon the conversion of all of the Preferred Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares).

          2.8. LITIGATION.  Except as set forth on Schedule 2.8 attached hereto,
               ----------
there is not now pending, and to the best knowledge of the Company there is not threatened in writing, any litigation, action, suit or proceeding: (i) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (ii) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his or her employment with any of such person's former employers. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having any material adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

          2.9. COMPLIANCE WITH LAW.  To its knowledge, the Company is in
               -------------------
compliance in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.

          2.10.  FINANCIAL STATEMENTS.  Attached hereto as Schedule 2.10 are the
                 --------------------
audited balance sheets of the Company at April 30, 1992, and the related statements of income and retained earnings and changes in financial position, including the notes thereto, of the Company for the periods then ended, and the unaudited balance sheet of the Company at April 30, 1993 and the related statements of income for the period then ended. The financial statements referred to above have been prepared in conformity with generally accepted accounting principles consistently applied subject in the case of the interim statements to normal year-end audit adjustments, and each balance sheet fairly presents the financial condition of the Company as of its date and each statement of income fairly presents the results of operations of the Company for the period covered thereby.

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS.  Each
          ----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows effective as of the delivery of the Purchase Price:

          3.1.   INVESTMENT INTENT.  Each Investor is acquiring the Preferred
                 -----------------
Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares and on each certificate representing the Conversion Shares:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A

          WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

          3.2. RESTRICTED SECURITIES.  Each Investor understands that the
               ---------------------
Preferred Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     Each Investor understands that the Preferred Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares (or the Conversion Shares) or an available exemption from registration under the 1933 Act, the Preferred Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

     4.   DELIVERIES OF THE COMPANY.  On the Closing Date, as a condition to the
          -------------------------
Investors' obligation to pay the Purchase Price provided under Section 1.2 hereof, the Company will deliver to the Investors executing this Agreement the following:

          (A) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors;

          (B) copies of certified resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

          (C) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor in consideration of the Purchase Price therefor; and

          (D) a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 2 are true and correct as of the Closing Date.

     5.   DELIVERIES OF THE COMPANY UPON SUPPLEMENTAL CLOSING.  As a condition
          ---------------------------------------------------
to the obligations of DBDI to pay the Purchase Price for the Preferred Shares purchased in the Supplemental Closing, if any, the Company will deliver to DBDI all documents required to be delivered to the Investors on the Closing Date pursuant to Section 4 hereof.

     6.   1989 AGREEMENT AND STOCKHOLDERS AGREEMENT.
          -----------------------------------------

          (A) The holders of Preferred Shares purchased hereunder and the Conversion Shares shall be entitled to all the rights and benefits of holders of Preferred Shares under Sections 4, 5, 8 and 10 of the 1989 Agreement, provided that with respect to the provisions of Sections 5.6, 8 and 10 of the 1989 Agreement and any consents under the 1989 Agreement requiring the consent of the holders of a majority of the Series A Stock, Series B and Series C Stock, the Preferred Shares sold hereunder will participate pari passu as a single class with the shares of the Series A Stock sold under the 1989 Agreement, the shares of the Series A Stock sold under the 1991 Agreement (and converted to Series B Stock upon the effectiveness of the filing of the Company's Amended Certificate of Incorporation on June 5, 1992), and the shares of Series C Stock sold under the 1992 Agreement on an as-converted to Common Stock basis. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Preferred Shares and Conversion Shares issued pursuant to this Agreement. The Investors that are holders of Series A Stock, Series B Stock and Series C Stock, on behalf of themselves as holders of a majority of the outstanding Series A Stock, Series B Stock and Series C Stock, hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent, pursuant to Section III(6)(b) of the Certificate of Incorporation, to the extent necessary to permit the issuance of the Preferred Shares hereunder.

          (B) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders' Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in the Stockholders' Agreement.

          (C) Pursuant to Section 14 of the Stockholders' Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to: (i) add the following to the last sentence of Section 7 thereof: "and of that certain 1993 Preferred Stock Purchase Agreement and Amendment to 1989 Stock Purchase Agreement and Stockholders' Agreement among the Company and certain investors;" (ii) add each Investor who is not a party to the Stockholders' Agreement and the Preferred Shares to Annex A thereto;

and (iii) provide that the definition of "Securities" includes all securities received in exchange for or upon conversion, exercise or in replacement of the Preferred Shares listed on Schedule A.

          (D) The Investors, on behalf of themselves as holders of Series A Stock, Series B Stock and Series C Stock, hereby waive their right to receive any additional shares of Common Stock upon any conversion of their Series A Stock, Series B Stock and Series C Stock as a result of the application of
Section III(4)(g) of the Certificate of Incorporation to the issuance of the Preferred Shares hereunder.

     7.   NO BROKERS.
          ----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company, the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     8.   SURVIVAL OF REPRESENTATIONS.
          ---------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     9.   MISCELLANEOUS PROVISIONS.
          ------------------------

          9.1. CONSTRUCTION AND ENFORCEMENT.  This Agreement shall be governed
               ----------------------------
by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

          9.2. NOTICES.  All notices hereunder shall be in writing and shall be
               -------
deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

     TO THE COMPANY:

          TSI International Ltd.
          45 Danbury Road
          Wilton, Connecticut 06897
          Attn:  Constance Galley, President

     -WITH A COPY TO

          Fenwick & West
          Two Palo Alto Square
          Palo Alto, California 94306
          Attn:  Mark C. Stevens, Esquire

     TO THE INVESTORS:

          To the addresses set forth on Schedule A

; provided, however, that any notice of change of address shall be effective only upon receipt.

          9.3. ASSIGNMENT.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Preferred Shares and the Conversion Shares, if any. Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

          9.4. AMENDMENTS AND WAIVERS.  This Agreement and all exhibits and
               ----------------------
schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares and Conversion Shares.

          9.5. COUNTERPARTS.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          9.6. HEADINGS.  The headings in this Agreement are for reference
               --------
purposes only and shall not constitute a part hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              TSI INTERNATIONAL LTD.

                              By: /s/ Constance Galley
                                 ---------------------------------
                              Title:
                                    ------------------------------

     INVESTORS:

                              WARBURG, PINCUS CAPITAL COMPANY, L.P.


                              By:  Warburg, Pincus & Co.,
                                   General Partner

                              By: /s/ Stewart Gross
                                 ---------------------------------
                                   Partner


                              VANGUARD ATLANTIC LTD.


                              By: /s/ Ernest Keet
                                 ---------------------------------
                              Title:
                                    ------------------------------

                              D & B DIVESTITURE, INC.


                              By: /s/ Dennis Sisco
                                 ---------------------------------
                              Title:
                                    ------------------------------

                              FSC CORP.

                              By:  /s/ Jay Massimo
                                 ---------------------------------
                              Title:
                                    ------------------------------


                              JOHN J. PENDRAY

                              /s/ John Pendray
                              ------------------------------------

                              CONSTANCE F. GALLEY

                              /s/ Constance Galley
                              ------------------------------------

                              ROBERT H. BOUTON

                              /s/ Bob Bouton
                              ------------------------------------

                              DAVID M. RAYE

                              /s/ David Raye
                              ------------------------------------

                              PAUL A. LEMME

                              /s/ Paul Lemme
                              ------------------------------------


                     No exhibits or schedules are attached